Exhibit 99.2

August 7, 2012

Dear Fellow Shareholders,

We continue to make good progress with the roll out of our new product platform, Activity Intelligence™, and our direct international roll out, both of which we believe are helping us to win market share, but macro headwinds in the IT sector continue.

Our advertising customers are telling us that macro uncertainty is causing their customers to delay IT purchases and, in turn, they are delaying or downsizing their marketing programs. Once again, in their most recently announced quarter, the aggregate revenue of the six largest Global IT vendors (HP, IBM, Dell, Microsoft, Cisco, Oracle) declined. This weakness in the IT market is adversely affecting our results.

Q2 2012 results

Online revenues decreased 5% to $23 million. Event revenues decreased 16% to $3.3 million. Overall revenues decreased 6% to $26.4 million. Online gross margin was 74% in the quarter versus 76% a year ago. Adjusted EBITDA decreased 17% to $6.3 million for the quarter. We generated $5.7 million of cash in the quarter.

Stock Repurchase

Additionally, we are announcing today that our Board of Directors has authorized the repurchase of up to $20 million of our common stock.

At current levels, we believe the Company’s stock is attractively valued and that the repurchase of the Company’s shares represents an excellent long-term investment, and that this action demonstrates our commitment to enhancing shareholder value.

The timing and amount of any shares repurchased will be determined by our management based on our evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program will be funded using our working capital.

Our balance sheet remains strong; as of June 30, 2012, we had cash, cash equivalents and investments totaling $66.6 million, and no outstanding bank debt.

Q3 Guidance

We expect overall revenues for Q3 to be between $23.9 million and $25.1 million. We expect online revenues to be between $20 million and $21 million. We expect event revenues to be between $3.9 million and $4.1 million. We expect adjusted EBITDA to be between $4.3 million and $5.0 million.

Activity Intelligence Update

Over 350 accounts are utilizing our Activity Intelligence dashboard. Over 40 customers have purchased Nurture and Notify™ and they are seeing good results from the additional functionality. Nurture and Notify has doubled the number of prospects that have repeat engagements with a campaign, while tripling the number of engagement points per account. This functionality has enabled our Nurture and Notify customers to triple the number of “hot accounts” that they have been able to identify. In turn, our Nurture and Notify customers’ sales people are using this data to prioritize, and have more effective follow-up conversations with their prospects, which, in turn, is resulting in more prospects making it into their sales pipeline. We believe that these positive initial results with Activity Intelligence are a good sign because we have a robust pipeline of new products in development based on this platform.

International Update

Our international geo-targeted revenues continue to grow at a healthy rate. Geo-targeted revenues represented 20% of overall revenue in the quarter and grew 18% sequentially from Q1 2012.

Our integrated product offering across regions, which enables companies to get to market faster, is resonating with international marketers. Our timing is good as international marketers are looking for proven online vehicles as they are migrating their marketing budgets online.

Customer Segment Update

Revenues from our mid-sized customers grew in the low single digits, while revenues from the top 12 Global IT vendors and small customers declined in the single digits. All three of our customer segments report being negatively affected by macro conditions. While we expect the short term pressure from the weak macro to continue, long term we are encouraged about the strategic level of discussions that we are having with our largest customers about how to take advantage of our new product capabilities.

Summary

We continue to make good traction against our strategic initiatives. Our strategy has always been to use weak environments to gain market share that will pay off in a recovery. While this downturn has been longer than we anticipated, we are confident that we are pursuing the right strategy. We do not believe that our stock is fairly valued and this is one of the reasons that we are embarking on the buyback program that we announced today.

Sincerely,

Greg Strakosch

Chairman, CEO and Co-Founder

Janice Kelliher

CFO

Note: Please see our Press Release issued today for further information, including more detailed financial results.

Non-GAAP Financial Measures

This Letter includes a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying stockholders letter.

Stock Repurchase

Statements in this stockholders letter regarding the Company’s intention to repurchase shares of its common stock from time to time under the stock repurchase program, the intended use of any repurchased shares and the source of funding are forward-looking statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of the Company’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, general economic conditions, and other factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC.

Forward Looking Statements

Certain matters included in this stockholders letter may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this stockholders letter, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this stockholders letter and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: development of future products; market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.